EXHIBIT 99.3

FOR IMMEDIATE RELEASE

Contact:                 Daniel Francisco
Micron Technology, Inc.
208-368-5584
dfrancisco@micron.com

STATEMENT BY MICRON TECHNOLOGY BOARD OF DIRECTORS

BOISE, Idaho, Feb. 3, 2012 – We are deeply saddened to announce that Steve Appleton, Micron Chairman and CEO, passed away this morning in a small plane accident in Boise. He was 51.

Our hearts go out to his wife, Dalynn, his children and his family during this tragic time.

Steve’s passion and energy left an indelible mark on Micron, the Idaho community and the technology industry at large.

The company expects to provide additional information later today.

Micron Technology, Inc., is one of the world's leading providers of advanced semiconductor solutions. Through its worldwide operations, Micron manufactures and markets a full range of DRAM, NAND and NOR flash memory, as well as other innovative memory technologies, packaging solutions and semiconductor systems for use in leading-edge computing, consumer, networking, embedded and mobile products. Micron’s common stock is traded on the NASDAQ under the MU symbol. To learn more about Micron Technology, Inc., visit www.micron.com.

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